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                                                                     EXHIBIT 5.1

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
                                                WALLER LANSDEN DORTCH & DAVIS
                                          A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                    NASHVILLE CITY CENTER
                                                511 UNION STREET, SUITE 2100
                                                   POST OFFICE BOX 198966
                                               NASHVILLE, TENNESSEE 37219-8966
   WALLER LANSDEN DORTCH & DAVIS, LLP                  (615) 244-6380                     WALLER LANSDEN DORTCH & DAVIS
AFFILIATED WITH THE PROFESSIONAL LIMITED             FAX: (615) 244-6804            A PROFESSIONAL LIMITED LIABILITY COMPANY
          LIABILITY COMPANY                           www.wallerlaw.com                       809 SOUTH MAIN STREET
   520 SOUTH GRAND AVENUE, SUITE 675                                                          POST OFFICE BOX 1035
     LOS ANGELES, CALIFORNIA 90071                                                       COLUMBIA, TENNESSEE 38402-1035
           (213) 362-3680                                                                        (931) 388-6031
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                                  May 30, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      LifePoint Hospitals, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 2,500,000 shares of common stock, $0.01 par value, of the Company ("Common Stock") issuable pursuant to the terms of the Company's 1998 Long-Term Incentive Plan, as amended (the "Incentive Plan"), and relating to the registration of 200,000 shares of Common Stock issuable pursuant to the terms of the Company's Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan").

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that (a) the 2,500,000 shares of Common Stock referred to in the Registration Statement, to the extent actually issued pursuant to the Incentive Plan in the manner and on the terms described in the Incentive Plan, will be validly issued, fully paid and non-assessable and (b) the 200,000 shares of Common Stock referred to in the Registration Statement, to the extent actually issued pursuant to the Stock Purchase Plan in the manner and on the terms described in the Stock Purchase Plan, will be validly issued, fully paid and non-assessable.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under rules and regulations of the Securities and Exchange Commission.


                                  Very truly yours,

                                  /s/  Waller Lansden Dortch & Davis,
                                       A Professional Limited Liability Company